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                              Exhibit 1a(8)(e)(i)

                  FORM OF AMENDMENT TO PARTICIPATION AGREEMENTS



                                    Schedule
                             PARTICIPATION AGREEMENT
                                  By and Among
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                       And
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS

                           (as Amended July 26, 2000)

                          Name(s) of Separate Accounts

                       GE Capital Life Separate Account II
                      GE Capital Life Separate Account III



                              Name(s) of Portfolio


                      Oppenheimer Aggressive Growth Fund/VA
                            Oppenheimer Bond Fund/VA
                    Oppenheimer Capital Appreciation Fund/VA
                         Oppenheimer High Income Fund/VA
                     Oppenheimer Multiple Strategies Fund/VA